STOCK PURCHASE AGREEMENT


     Agreement dated as of July 31, 1995 between ACCESS CORPORATION, an Ohio corporation ("Buyer"), and WILLIAM MANNING (the "Seller").

     The Seller owns all of the outstanding equity securities of CimSoft, Inc., a Delaware corporation ("CimSoft"), consisting of 510,000 shares of Common Stock, $.01 par value (the "Shares") and Promissory Notes of CimSoft in the aggregate principal amount of $172,500 (the "Notes"). The Buyer wishes to purchase, and the Seller wishes to sell, the Shares and the Notes on the terms and conditions of this Agreement.

     The parties agree as follows:

     1.   The Acquisition.

          1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Seller hereby sells the Shares and the Notes to the Buyer, and the Buyer hereby purchases the Shares from Seller, free and clear of all liens, charges and encumbrances ("Encumbrances"). In furtherance thereof, the Seller is herewith delivering to the Buyer certificates representing the Shares and the Notes, duly endorsed for transfer to the Buyer.

          1.2 Purchase Price. The aggregate purchase price for the Shares is $257,500, $177,500 of which is being paid simultaneously herewith by the Buyer to the Seller by certified check or wire transfer and $80,000 of which will be so paid on September 30, 1995 by certified check or wire transfer. The aggregate purchase price for the Notes is $172,500 which is being paid simultaneously herewith by the Buyer to the Seller by certified check or wire transfer.

          1.3 Other Transactions. Simultaneously with the execution and delivery of this Agreement:

               (a) The Seller is delivering to the Buyer his resignation as director and officer of CimSoft;

               (b) Mr. Ben-Gal is entering into an employment and non-competition agreement with CimSoft;

               (c) The Buyer shall receive a confirmation from [Cimage Enterprise Systems Limited] in form and substance satisfactory to Buyer consenting to the transactions contemplated by the Agreement.

     2. Representations and Warranties of the Seller. In order to induce the Buyer to enter into this Agreement and to purchase the Shares and the Notes, the Seller represents to the Buyer that:

          2.1 Authority of the Seller. This Agreement constitutes a valid and binding obligation of the Seller, enforceable against him in accordance with its terms. Neither the execution and delivery of this Agreement nor the sale of the Shares and the Notes to the Buyer will: (a) violate, be in conflict with, or constitute a default under any agreement to which Seller is a party or (b) violate any statute, law, regulation, judgment, decree or order to which the Seller is subject.

          2.2 Ownership of the Shares and the Notes. The authorized equity securities of CimSoft consist of 1,000,000 shares of common stock of which 510,000 shares are outstanding and constitute the Shares. The Notes referred in Section 1.2 above constitute the entire indebtedness of CimSoft to William Manning. Seller owns the Shares and the Notes, of record and beneficially, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares and the Notes except a legend that the Shares have not been registered under the Securities Act of 1933 and cannot be sold or transferred unless or until registered or unless such registration is not then required under the circumstances of such sale or transfer. The delivery of certificates to the Buyer provided in Section 1.1 and the payment to the Seller provided in Section 1.2 will result in the Buyer's immediate acquisition of record and beneficial ownership of the Shares and the Notes, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of CimSoft.

          2.3 Organization of CimSoft. CimSoft is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and to engage in its business as presently conducted, is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business and is not required to qualify as a foreign corporation in any other jurisdiction except California where application for qualifications is pending. CimSoft does not own, or have any option, right, agreement or commitment of any kind to acquire, any equity securities or other securities of any other corporation or other entity or any direct or indirect equity or ownership interest in any other business.

          2.4 No Conflict as to CimSoft. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Shares and the Notes to the Buyer will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of CimSoft or (b) violate, or be in conflict with, or constitute a default under, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of CimSoft under, any agreement or commitment to which CimSoft is a party or by which any of its property or assets is bound, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to CimSoft.

          2.5 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required to be made or obtained by the Seller or CimSoft in connection with the execution, delivery and performance of this Agreement by the Seller or the consummation of the sale of the Shares and the Notes to the Buyer.

          2.6 Other Consents. Except as contemplated by Section 1.3(c), no consent of any person is required to be obtained by the Seller or CimSoft to the execution, delivery and performance of this Agreement or the consummation of the sale of the Shares and the Notes to the Buyer, including, but not limited to, consents from parties to leases or other agreements or commitments.

          2.7 Assets. All of the assets by CimSoft are owned free and clear of all Encumbrances. All accounts receivable purchased by CimSoft from Cimage Corporation are "as is" and Seller makes no warranty or representation to Buyer other than as to ownership by CimSoft of such accounts.

          2.8 Litigation. To the best knowledge of the Seller, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental body pending or threatened against or affecting CimSoft or which questions or challenges the validity of this Agreement. CimSoft is not subject to any judgment, order or decree.

          2.9 No Material Adverse Change. Since June 29, 1995, there has not been any material adverse change in the business, assets or prospects of CimSoft and since
               June 29, 1995, CimSoft has not made any payments or distributions to any Shareholder, member of management or related parties (other than its President's salary at the monthly rate of $9,166.67 and the reimbursement of normal business and travel expenses) and has not incurred any liability or obligation to or on behalf of any such person, other than those incurred directly and solely in CimSoft's normal business operations.

          2.10 Patents, Trademarks and Copyrights. Exhibit 2.10 hereto contains a list of (a) all material patents and registered trademarks and copyrights ("Proprietary Rights"), and applications therefor, owned by CimSoft and (b) all material license agreements relating to Proprietary Rights to which CimSoft is a party. To the best knowledge of the seller, the sale of the Shares and the Notes to the Buyer will not adversely affect the use by CimSoft of any Proprietary Rights.

          2.11 Contracts and Commitments.  Other than as set forth on
               Exhibit 2.11 CimSoft is not a party to any:

               (a) Except for the above referenced Notes, contract or agreement involving any liability on the part of CimSoft of more than $10,000 and not cancelable by CimSoft within 60 days;

               (b) Lease of personal property involving annual rental payments in excess of $10,000 and not cancelable by CimSoft within 60 days;

               (c) Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan
                    (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of CimSoft;

               (d) Commitment, contract or agreement that is currently expected by the management of CimSoft to result in any material loss upon completion or performance thereof;

               (e) Contract, agreement or commitment that is material to the business of CimSoft with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer;

               (f)  Employment agreement or other similar agreement;

               (g)  Lease of real or personal property; or

               (h) Other contract, agreement or commitment that is material to the business of CimSoft.

          All such contracts and agreements are in full force and effect. CimSoft is not in breach of, in violation of, or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which CimSoft is a party or is or may be bound that relates to its business or to which any of its assets or properties is subject.

          2.12 Compliance with Law. The operations of CimSoft have been conducted in accordance with all applicable laws and regulations of all governmental bodies having jurisdiction over them. Since June 29, CimSoft has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. CimSoft has or in the case of California has applied for all material licenses, permits, orders or approvals from the governmental bodies required for the conduct of its businesses, and is not in violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals that have been issued are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

          2.13 Brokers or Finders. Seller has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Shares and the Notes to the Buyer.

     3.   Representations and Warranties of the Buyer.

          3.1 Organization of the Buyer; Authorization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Ohio, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Buyer and this Agreement constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

          3.2 Conflict to the Buyer. Neither the execution and delivery of this Agreement nor the performance of the Buyer's obligations hereunder will (a) violate any provision of the Articles of Incorporation or Code of Regulations of the Buyer, (b) violate, be in conflict with, or constitute a default (or an event which, with notice of lapse of time or both, would constitute a default) under any agreement or commitment to which the Buyer is a party, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to the Buyer.

          3.3 Brokers or Finders. The Buyer has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

          3.4 Consents and Approvals or Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental body is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement by the Buyer or the consummation of the purchase of the Shares and the Notes by the Buyer.

          3.5 Other Consents. No consent of any person is required to be obtained by the Buyer to the execution, delivery and performance of this Agreement by the Buyer or the consummation of the purchase of the Shares and the Notes by the Buyer.

          3.6 Purchase for Investment. The Buyer is purchasing the Shares and the Notes solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

     4.   Survival of Representations and Warranties; Indemnification.

          4.1 Survival. The representations and warranties contained in Sections 2.7, 2.8, 2.9. 2.10, 2.11, 2.12 and 2.13 of this
               Agreement shall expire twelve months after the Closing. All other representations and warranties contained in this Agreement shall survive the Closing.

          4.2 Indemnification by the Seller. The Seller shall indemnify and hold harmless the Buyer and CimSoft for any loss, liability, damage or expense (including reasonable attorneys fees) (collectively, "Damages") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of the Seller in this Agreement or (b) any failure by the Seller to perform or comply with any agreement in this Agreement.

          4.3 Indemnification by the Buyer. The Buyer shall indemnify and hold harmless the Seller for any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of the Buyer in this Agreement,
               (b) any failure by the Buyer to perform or comply with any agreement in this Agreement and (c) any claims arising from the conduct of the business of CimSoft after the date hereof.

          4.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 4.2 or 4.3 of notice of the commencement of any action which give rise to Damages, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement thereof. Failure so to notify the indemnifying party shall relieve it of any liability that it may have to any indemnified party to the extent that the defense of such action is materially prejudiced thereby, providing the indemnifying party did not receive or otherwise have actual notice thereof. If any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so they assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses (unless such fees or expenses are incurred at the request of the indemnifying party), in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, provided, however, that the Buyer and CimSoft shall be entitled, at their sole election, to retain control of any action or demand related to any intellectual property right matters or as to which the remedy would have a materially adverse on-going effect on CimSoft. If the indemnifying party receives notice of any action or demand, it shall promptly notify the indemnified party as to whether it intends to control the defense thereof. If any indemnifying party defends an action (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party to the commencement of any action and it does not, within 20 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall not be bound by any compromise or settlement thereof effected by the indemnified party without its consent, which shall not be unreasonably withheld.

     5.   Notices.

     All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties).

          (a)  If to the Buyer:

               4350 Glendale - Milford Road
               Suite 250
               Cincinnati, OH  45242
               Fax (513) 786-8363
               Attn: Newton D. Baker

          (b)  If to the Seller:

               1100 Chase Square
               Rochester, New York 14604-1999
               Fax (716) 325-3266
               Attn: William Manning

     6.   Miscellaneous.

          6.1 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

          6.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

          6.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          6.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally.

          6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

          6.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Ohio, without regard to the conflicts of law principles thereof.

          6.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that none of the parties may assign their rights hereunder without the consent of the other except that the Buyer may assign its rights in connection with any merger or consolidation of the Buyer with or into another entity.

                              ACCESS CORPORATION



                              By:


                              WILLIAM MANNING

                              William Manning